DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

QUINCE THERAPEUTICS, INC.

July 21, 2023

Karen Smith

Via Electronic Delivery

Dear Karen:

This letter sets forth the substance of the transition and separation agreement (the “Agreement”) that Novosteo, Inc. (“Novosteo”) and Quince Therapeutics, Inc. (“Quince,” and together with Novosteo, and each individually, as the context requires, the “Company”) is offering to you to aid in your employment transition.

1.
Separation. If you sign this Agreement and allow it to become effective, your employment will continue until September 1, 2023 (the “Planned Termination Date”) or such earlier date your employment may be terminated pursuant to Section 2(c) below. (Your last day of employment, whenever it occurs, shall be the “Separation Date.”)

2.
Transition Period.

(a)
Duties. Between now and the Separation Date (the “Transition Period”), you will remain an employee of the Company, will be expected to transition your duties and responsibilities to Company personnel and perform other duties and tasks as requested by the Company. During the Transition Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company (including, without limitation, your obligations under this Agreement and your Confidentiality Agreement, defined below). During the Transition Period, you agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing your job duties.

(b)
Compensation/Benefits. During the Transition Period, you will continue to be paid at the same base salary rate, and you will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. In addition, your Company stock options or other equity awards will continue to vest under the existing terms and conditions set forth in the governing plan documents and option agreement. You will not be able to participate in any bonus, commissions, or incentive program, and will only be eligible to receive the cash compensation expressly set forth herein.

(c)
Termination. As part of this Agreement, the Company agrees that it will not terminate your employment other than for Cause (as defined herein) before the Planned Termination Date. If prior to the Planned Termination Date, the Company terminates your employment for Cause, or you resign your employment, or your employment ends due to your death or Disability (as defined herein), then you will not be entitled to any further compensation or benefits (including, without limitation, the severance benefits set forth below). For purposes of this Agreement, “Cause” for termination will be any one or more of the following: (i) the indictment of or plea of guilty or no contest by you to any felony involving dishonesty; (ii) participation in any fraud against the Company; (iii) material breach of your contractual duties to the Company (including any material violation of any provision or obligation under this Agreement or the Confidentiality Agreement); or (iv) your willful misconduct or other willful violation of Company policy that causes or could reasonably cause material

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

harm to the Company. For purposes of this Agreement, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

3.
Final Pay. On or shortly after the Separation Date, the Company will pay you all accrued salary and all accrued and unused paid time off earned, if any, through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement.

4.
Severance Benefits. If (i) you timely sign, date and return this fully executed Agreement to the Company, allow it to become effective, and comply with your obligations under it; (ii) your employment with the Company is not terminated for Cause, due to your death or Disability, or as a result of your resignation before the Planned Termination Date; and (iii) on or within twenty-one (21) days after the Separation Date, you execute and return to the Company the Separation Date Release attached hereto as Exhibit A (the “Release”), and allow the releases contained in the Release to become effective and irrevocable (collectively, the “Severance Preconditions”), then the Company will deem your employment termination to be a termination without Cause outside of the Change in Control Period pursuant to that certain Executive Change in Control and Severance Agreement between you and the Company, signed by you on May 9, 2022 (the “Severance Agreement”), and accordingly, you will receive the following severance benefits from the Company:

(a)
You will receive the equivalent of twelve (12) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (the “Base Salary Severance”). This amount will be paid in accordance with the Company’s normal payroll practices on the Company’s regularly scheduled payroll dates commencing with the first regularly scheduled payroll date that occurs at least eight (8) days following the Release Effective Date (as defined in the Release), with the first payment being equal to the number of business days between the Separation Date and the date of the first payment multiplied by your daily base salary rate. You hereby request and authorize the Company to pay you this severance payment by direct deposit to the account specified by you during your employment.

(b)
You will receive an additional cash severance payment in an amount equal to one hundred percent (100%) of your target annual bonus opportunity for the year in which the Separation Date occurs, but prorated to the effective date of termination (the “Target Annual Bonus Severance”). The Target Annual Bonus Severance payment shall be paid you, subject to all applicable taxes and required withholdings, in a single lump-sum within thirty (30) days following the Separation Date, but no earlier than the Release Effective Date.

(c)
You will receive a benefits severance payment in an amount equal to twelve (12) months’ of the monthly premiums that would be due for continuation coverage under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if you were to elect COBRA continuation coverage for you and your eligible dependents (based on the coverage levels in effect immediately prior to the Separation Date and based on the premium amount that would be due for the first month of COBRA coverage if you were to elect such COBRA continuation coverage) (the “Benefits Severance Payment”). The Benefits Severance Payment shall be paid to you in a single lump-sum within thirty (30) days following the Release Effective Date and will be made, subject to all applicable taxes and required withholdings, and regardless of whether you elect COBRA continuation coverage.

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

(d)
You shall vest in any outstanding awards relating to the Company’s common stock (whether stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance units or other similar awards) (the “Equity Awards”) that are unvested as of the Separation Date as follows: in the case of any outstanding Equity Awards that are subject to time-based vesting, fifty percent (50%) of any outstanding Equity Awards, and in the case of any outstanding Equity Awards that are subject to performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at fifty percent (50%) of target levels as of the Separation Date. The Equity Awards will otherwise remain subject to the terms and conditions of the applicable Equity Award agreement, applicable plan documents, and other equity award documents.

5.
Health Insurance. Your participation in the Company’s group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you may be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage.

6.
Equity Awards. Under the terms of your Equity Award agreement and the applicable plan documents, vesting of any Equity Awards will cease as of the Separation Date.

7.
Eligibility for CIC Severance Benefits. You will be eligible for increased severance benefits (the “CIC Severance Benefits”) in the event that the Company experiences a Change in Control (as defined in the Severance Agreement) within three (3) months after the Planned Separation Date (the “Change in Control Period”). Specifically, subject to satisfaction of the Severance Preconditions, in the event that the Company experiences a Change in Control during the Change in Control Period, then:

(a) the Base Salary Severance set forth in Section 4(a) above will increase from twelve (12) months to eighteen (18) months of your base salary and shall be paid to you in a single lump-sum within thirty (30) days following the effective date of the Change in Control (but no earlier than the Release Effective Date); (b) the Target Annual Bonus Severance set forth in Section 4(b) above will increase from one hundred percent (100%) of your target annual bonus opportunity to one hundred fifty percent (150%) of your target annual bonus opportunity for the year in which the Separation Date occurs, but prorated to the effective date of termination; (c) the Benefits Severance Payment set forth in Section 4(c) above will increase from twelve (12) months to eighteen (18) months; and (d) you shall vest in any outstanding Equity Awards that are unvested as of the Separation Date as follows: in the case of any outstanding Equity Awards that are subject to time-based vesting, one hundred percent (100%) of any outstanding Equity Awards, and in the case of any outstanding Equity Awards that are subject to performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at one hundred percent (100%) of target levels (the “Vesting Acceleration”) as of the effective date of the Change in Control. The Equity Awards will otherwise remain subject to the terms and conditions of the applicable Equity Award agreement, applicable plan documents, and other equity award documents. Notwithstanding anything stated herein or elsewhere to the contrary, if the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any then outstanding Equity Awards at the time of a Change in Control, you shall receive the Vesting Acceleration as of immediately prior to and contingent upon the Change in Control. In the event that you become eligible for the CIC Severance Benefits after the severance benefits set forth in Section 4 have already been paid to you, then the Company will pay you the difference between the CIC Severance Benefits and

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

the severance benefits previously paid to you, within fifteen (15) business days after the effective date of the Change in Control. For the avoidance of doubt, under no circumstances will you be eligible for the full severance benefits set forth in Sections 4 and the CIC Severance Benefits.

8.
No Other Compensation or Benefits. You acknowledge and agree that the benefits offered to you herein fulfill and exceed all of the Company’s obligations to pay you any severance benefits in connection with your employment termination, pursuant to your Severance Agreement and any other agreement, plan or policy. By executing this Agreement, you further agree and acknowledge that the Company’s obligations to provide you any and all severance benefits, other than as set forth in this Agreement, are hereby extinguished. You further acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by the Separation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options.

9.
Expense Reimbursements. You agree that, within ten (10) calendar days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

10.
Return of Company Property. Within five (5) calendar days after the Separation Date (or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, password and account information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer- recorded information, tangible property and equipment (including, but not limited to, your Company- provided laptop, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiment thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date or as soon as possible thereafter. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five (5) calendar days after the Separation Date (or earlier if requested by the Company), you shall provide the Company with a computer-usable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is completed. Your timely compliance with this paragraph is a condition to your receipt of the severance benefits provided under this Agreement.

11.
Proprietary Information Obligations. You acknowledge and reaffirm your continuing obligations under your Confidential Information and Invention Assignment Agreement, a copy of which is attached hereto as Exhibit B.

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

12.
Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed by you in any manner whatsoever; provided, however, that:

(a) you may disclose this Agreement in confidence to your immediate family and to your attorneys, accountants, tax preparers and financial advisors; (b) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law; and (c) you may make statements and disclosures as permitted under the section of this Agreement entitled “Protected Rights.” In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee or independent contractor.

13.
Non-disparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation. Notwithstanding the foregoing in this paragraph, you may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation, or from making statements and disclosures as set forth in the section of this Agreement entitled “Protected Rights.” You acknowledge and agree that the nondisparagement obligation in this section is not provided in exchange for a raise, bonus or as a condition of continued employment, but rather in exchange for the materially modified terms of employment during the Transition Period, eligibility for severance benefits you were not otherwise eligible to receive, and other consideration provided by the Company in this Agreement.

14.
No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the “Protected Rights” section below) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.

15.
Cooperation. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs.

16.
No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

17.
Release of Claims. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising from or in any way related to your employment with the Company or the decision to terminate that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the “ADEA”), the Colorado Anti-discrimination Act, the Colorado Minimum Wage Order, the Colorado Labor Relations Act, the California Labor Code (as amended), the California Family Rights Act and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, you are not releasing the Company hereby from: (i) any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, or applicable law; (ii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (iii) any claims that cannot be waived by law; or (iv) any claims for breach of this Agreement.

18.
Release Acknowledgments. You acknowledge that you have been advised that you have a right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than twenty-one (21) days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period. You further acknowledge and agree that the release of claims in this Agreement is not provided in exchange for a raise, bonus, or as a condition of continued employment, but rather in exchange for the materially modified terms and conditions of employment during the Transition Period, eligibility for severance benefits you were not otherwise eligible to receive, and other consideration provided by the Company in this Agreement.

19.
ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims arising after the date you sign this Agreement;

(b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

20.
Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims.

21.
Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

22.
Representations. You hereby represent that you have: been paid all compensation owed and for all hours worked; received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.

23.
Acknowledgment. You acknowledge and agree that the negotiation of this Agreement does not constitute a termination without “Cause” or grounds for “Good Reason” under the Severance Agreement, and you also acknowledge and agree that neither the execution of this Agreement, nor any change to contractual terms by entering into this Agreement, shall constitute a termination without “Cause” or grounds for “Good Reason” under the Severance Agreement, or give rise to any benefits payable thereon.

24.
Miscellaneous. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Colorado without regard to conflict of laws principles. Any ambiguity in this

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty- one (21) calendar days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe.

We wish you the best in your future endeavors. Sincerely,

By: Dirk Thye, CEO

I have read, understand and agree fully to the foregoing Agreement:

Karen Smith

8/4/2023

Date

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

Exhibit A

Separation Date Release

(To be signed and returned on or within 21 days after the Separation Date.)

In consideration for the severance benefits provided to me by Novosteo, Inc. (“Novosteo”) and Quince Therapeutics, Inc. (“Quince,” together with Novosteo, and each individually, as the context requires, the “Company”) pursuant to the terms of the transition and separation agreement between me and the Company to which this Exhibit is attached (the “Agreement”), I agree to the terms below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that: (a) I have been paid all compensation owed and have been paid for all hours worked for the Company through the Separation Date; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, California Family Rights Act or otherwise; and (c) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby generally and completely release the Company and its current and former directors, officers, employees, members, participants, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that I sign this Separation Date Release (the “Release”). This general release includes, but is not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment;

(ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, paid time off, expense reimbursements, severance pay, fringe benefits, and contributions to retirement plan; (iii) all claims for breach of contract (including breach of the Severance Agreement), wrongful termination, and breach of the implied covenant of good faith and fair dealing;

(iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (the “ADEA”), the Colorado Anti-discrimination Act, the Colorado Minimum Wage Order, the Colorado Labor Relations Act, the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

I further acknowledge and agree that, in the event I sign this Separation Date Release prior to the end of the reasonable time period, my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the waiver and releases in this Separation Date Release is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims that arise after the date I sign this Separation Date Release; (b) I should consult with an attorney prior to signing this Separation Date Release; (c) I have 21 days to consider this Separation Date Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Separation Date Release to revoke it (by providing written notice of my revocation to the Company); and (e) the Separation Date Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign it (the “Release Effective Date”).

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

In giving the general release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any other jurisdiction of with respect to my release of claims contained herein, including but not limited to the release of unknown and unsuspected claims.

Notwithstanding the foregoing, I am not hereby releasing any of the following claims (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, under the charter, bylaws or operating agreements of the Company, or under applicable law; (b) any rights that cannot be waived as a matter of law; (c) any rights I have to file or pursue a claim for workers’ compensation or unemployment insurance; and (d) any claims arising from the breach of this Separation Date Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims that I have or might have against any of the Released Parties that are not included in the claims released in this Release.

I agree not to disparage the Company, and the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. However, nothing herein shall prevent me from responding accurately and fully to any question, inquiry or request for information if required by legal process or in connection with a government investigation. In addition, nothing herein shall prevent me from: making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation; engaging in any conduct permitted under the section entitled “Protected Rights” in the Agreement; filing a charge or complaint with any Government Agency; communicating with any Government Agencies; or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. However, I understand and agree that, to the maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims I have released and any rights I have waived by signing this Separation Date Release, provided that this Separation Date Release does not limit my right to receive any award for information provided to the Securities and Exchange Commission.

This Separation Date Release, together with the Agreement (and its exhibits), constitutes the entire agreement between me and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement.

By: Karen Smith

8/4/2023

Date:

288821198 v1

DocuSign Envelope ID: D1A67A37-8755-4955-A095-4EEA855FA3B5

DocuSign Envelope ID: D11F53CA-00F3-4803-8535-AAE38A5D89AB

DocuSign Envelope ID: 1088B284-F298-437C-88A2-FC7F739B18B1

Exhibit 10.2

Exhibit B

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

(See attached)

288821198 v1